EXHIBIT 99.2

Press Release Source: Patron Systems, Inc.

PATRON ANNOUNCES ADDITIONS TO ITS ADVISORY BOARD
Monday February 28, 3:45 pm ET

CHICAGO,  Feb. 28  /PRNewswire-FirstCall/  -- Patron Systems,  Inc. (OTC: PTRS -
News), a provider of proprietary information security solutions offering homeland security and legislative compliance to corporations, municipalities, counties and states, is pleased to the announce the addition of the following individuals: Richard G. Beggs; John V. Bivona, Esq.; Theodore V. Fowler; and, John R. Walter as members of its Advisory Board.

Joining Major General (Ret.) Michael W. Davidson, former Assistant to the Chairman of the United States Joint Chiefs of Staff; Major General (Ret.) Bruce
M. Lawlor, member of the Advisory Board and former Chief of Staff of the United States Department of Homeland Security; and, Donald O. Clark, Esq., former Partner & Deputy Director/Business and Finance Department of Reed Smith LLP, the new members of the Advisory Board together are expected to become an invaluable resource respecting Patron's expanded merger and acquisition target platform offering a unique, comprehensive, best-of-breed software solution set respecting the enterprise-wide regulatory and compliance requirements of information assets to major corporations, and governments at the municipal, county, state and Federal levels.

These new Patron Advisory Board members are as follows:

Richard G. Beggs is a Director; Co-President & Co-Chief Operating Officer of Daiwa Securities America, Inc. ("Daiwa"). Prior thereto, Mr. Beggs served as Daiwa's Chief Administrative Officer & Executive Vice President. Prior thereto, Mr. Beggs was Managing Director & Chief Operating Officer of Kemper Clearing Corporation. Prior thereto, Mr. Beggs was President & Chief Executive Officer of the Treasury Management Corporation; President & Chief Operating Officer of Security Pacific Securities Inc.; and Managing Director & Chief Operating Officer of the Global Securities Services Group of Security Pacific Bank/Bank of America. Prior thereto, Mr. Beggs held senior management positions at Donaldson, Lufkin and Jenrette Securities Corporation and Salomon Brothers. Mr. Beggs completed his undergraduate education at Columbia University, and his graduate business education at Fairleigh Dickinson University.

John V. Bivona, Esq. is Senior Partner of Bivona & Cohen, P.C., in New York where he has practiced for more than thirty years. From 1971-1972, Mr. Bivona was an Associate with Newman, Rich, Krinsley, Poses & Katz in New York. From 1969 to 1971, Mr. Bivona was law assistant to the Honorable Rocco Parella, New York City Civil Court. Mr. Bivona received his undergraduate and legal education at Fordham University and was admitted to the New York State Bar in 1968; the U.S. District Court Southern and Eastern District for New York in 1979; and the Supreme Court of the United States in 1987. Mr. Bivona is a Member of the
Defense Research Institute, New York State Trial Lawyers and New York County Lawyers.

Theodore V. Fowler is Managing Director and Investment Banking Department Head of Laidlaw & Company (UK) Ltd. Prior thereto, Mr. Fowler was Founder & President of The Private Merchant Banking Company, which invested in and arranged private equity for emerging growth


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companies.  From 1986 to 1989,  Mr.  Fowler was Co-Head of Investment & Merchant
Banking for Prudential Securities Corporation. From 1981 to 1985, Mr. Fowler was Co-Head of Investment & Merchant Banking for Credit Suisse First Boston. Mr. Fowler received his undergraduate education from Amherst College, and his graduate business education from Columbia University.

John R. Walter formerly served as President & Chief Operating Officer of AT&T, responsible for the day-to-day operation of AT&T's long-distance, local, wireless and online services businesses. Prior thereto, Mr. Walter was Chairman of the Board, President & Chief Operating Officer of R.R. Donnelley and Sons, a recognized leader in the print industry, from which Mr. Walter also received it's most prestigious honor, membership in the Printing Industry Hall of Fame. Mr. Walter also is a recipient of the U.S. Postal Service Partnership for Progress Award. Mr. Walter currently serves as a member of the Board of Directors of: Abbott Laboratories; Deere & Company; Celestica, Inc.; Manpower, Inc.; and, Jones Lang LaSalle, Inc. Mr. Walter received his undergraduate education from Miami University of Ohio.

These distinguished individuals, together as an Advisory Board team, offer their credentialed expertise principally in Homeland Security related compliance respecting municipal, county, state, and Federal regulatory applications, together with the associated legal, reporting, capital market and administrative functions.

Forward-Looking Statements

This release contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about Patron Systems' business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Examples of forward looking-statements include (i) projected use of proceeds from the sale of common stock, (ii) projected acquisitions, mergers and strategic transactions, and (iii) completion of Patron's acquisition strategy. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to complete the proposed business combinations, the Company's ability to execute effectively its business plan and acquisition strategy, changes in the market for information security solutions, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.